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[ING LOGO]

ING Life Insurance and Annuity Company
151 Farmington Avenue, TS41, Hartford, CT 06156-8975

                                                                      (d)(9)(vi)

April 1, 2006

Mr. Michael J. Woods
Salomon Brothers Asset Management Inc
300 First Stamford Place
Stamford, CT 06902

Dear Mr. Woods:

     Pursuant to Section 1 of the Investment Sub-Advisory Agreement dated December 1, 2005, between ING Life Insurance and Annuity Company and Salomon Brothers Asset Management Inc (the "Agreement") we hereby notify you of our intention to retain you as Sub-Adviser to render investment advisory services to ING Salomon Brothers Large Cap Growth Portfolio, a series of ING Partners, Inc. (the "Series"), upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Series to SCHEDULE A and APPENDIX A of the Agreement. The AMENDED SCHEDULE A and AMENDED APPENDIX A, with the annual sub-advisory fees indicated for the Series, is attached hereto.

     Please signify your acceptance to act as Sub-Adviser under the Agreement with respect to the Series by signing below.

                                          Very sincerely,


                                          /s/ Laurie M. Tillinghast
                                          --------------------------------------
                                          Laurie M. Tillinghast
                                          Vice President
                                          ING Life Insurance and Annuity Company


ACCEPTED AND AGREED TO:
Salomon Brothers Asset Management Inc


By: /s/ illegible
    ---------------------------------
Name: illegible
Title: Managing Director

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                               AMENDED SCHEDULE A

                                       TO

                        INVESTMENT SUB-ADVISORY AGREEMENT

                                     BETWEEN

                     ING LIFE INSURANCE AND ANNUITY COMPANY

                                       AND

                      SALOMON BROTHERS ASSET MANAGEMENT INC

PORTFOLIOS
----------
ING Salomon Brothers Aggressive Growth Portfolio
ING Salomon Brothers Large Cap Growth Portfolio

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                               AMENDED APPENDIX A

                                       TO

                        INVESTMENT SUB-ADVISORY AGREEMENT

                                     BETWEEN

                     ING LIFE INSURANCE AND ANNUITY COMPANY

                                       AND

                      SALOMON BROTHERS ASSET MANAGEMENT INC

PORTFOLIOS                                    ANNUAL SUB-ADVISER FEE
----------                                    ----------------------
                                  (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)

ING Salomon Brothers Aggressive   0.35% on combined assets of these
Growth Portfolio and                      Portfolios below $500 million;
ING Salomon Brothers Large Cap    0.30% on combined assets of these
Growth Portfolio                    Portfolios from $500 million to $2 billion;
                                  0.25% on combined assets of these
                                        Portfolios in excess of $2 billion